Exhibit 99.2

CBS RADIO INC.

a wholly owned subsidiary of Entercom Communications Corp.

Solicitation of Consents to the Proposed Amendment to the Indenture

Relating to the 7.250% Senior Notes Due 2024

(CUSIP Nos. 124847 AC8 and U12496 AA0)

The Consent Solicitation (as defined below) will expire at 5:00 p.m., New York City time, on December 8, 2017 or such later time and date to which the Consent Solicitation is extended (such time and date, the “Expiration Time”). Consents may be revoked at any time prior to the “Consent Date,” which is the earlier of (a) the Effective Date (as defined below) and (b) the Expiration Time. CBS Radio Inc., a Delaware corporation (“CBS Radio” or the “Issuer”), intends to execute a Supplemental Indenture (as defined below) to the Indenture (as defined below), promptly following the receipt of the Requisite Consents (as defined below). The date on which the Supplemental Indenture is executed in connection with the Consent Solicitation is referred to as the “Effective Date.” The Proposed Amendment (as defined below) will become operative only upon the satisfaction of all conditions to the Consent Solicitation.

The Issuer, a wholly owned subsidiary of Entercom Communications Corp., a Pennsylvania corporation (“Entercom” or the “Parent”), is furnishing this Consent Solicitation Statement (as the same may be amended or supplemented from time to time, the “Statement”) and the accompanying form of consent (the “Consent Form” and, together with the Statement and the other documents related to the Consent Solicitation, the “Consent Documents”) to the holders of record (each, a “Holder” and, collectively, the “Holders”) at 5:00 p.m., New York City time, on November 28, 2017 (the “Record Date”) of the Issuer’s outstanding 7.250% Senior Notes Due 2024 (the “Notes”), in connection with the solicitation (the “Consent Solicitation”) of consents (the “Consents”) by the Issuer to the amendment of certain provisions of the Indenture, dated as of October 17, 2016 (as amended, the “Indenture”), by and among the Issuer, the guarantors from time to time party thereto and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), pursuant to which the Notes were issued. All capitalized terms used herein but not defined in this Statement have the meaning ascribed to them in the Indenture.

In the event that certain conditions described below, including, without limitation, the receipt of the Requisite Consents and the provisions of the Supplemental Indenture having become operative, are satisfied or waived, the Issuer will, as promptly as practicable after the Expiration Time, pay to the Holders of outstanding Notes who delivered valid and unrevoked Consents prior to the Expiration Time a cash payment of $5.00 per $1,000 principal amount of Notes, for which Consents have been delivered by such Holder (the “Consent Fee”). Holders of Notes for which no Consent is delivered (or who revoke their Consent) will not receive the Consent Fee, even though the Proposed Amendment, if approved by the Requisite Consents (as defined below), will bind all Holders of the Notes and their transferees.

Title of Security	Aggregate Principal Amount Outstanding	CUSIPs	Aggregate Consent Fee per $1,000 Principal Amount
7.250% Senior Notes due 2024	$400,000,000	124847AC8 / U12496 AA0	$5.00

The Issuer is seeking consents from the Holders of the Notes to amend the Indenture to modify the definitions of “EBITDA” and “Asset Sale” for the purpose of aligning the requirements of the Indenture with the requirements of the Parent’s credit facility (such amendment, more fully described in “Proposed Amendment to Indenture” below, the “Proposed Amendment”). The Issuer will accept all properly completed, executed and dated Consents received by the Tabulation Agent (as defined below) prior to the Expiration Time.

The Consents of the Holders of at least a majority in principal amount of the Notes then outstanding voting as a single class (the “Requisite Consents”) are required pursuant to the terms of the Indenture for the Proposed Amendment to be approved and for the Supplemental Indenture to be approved and binding on the Holders of the Notes and any subsequent holder of such Notes.

Provided the Requisite Consents are received by the Issuer, the Proposed Amendment will be effected by a Supplemental Indenture to the Indenture (the “Supplemental Indenture”), substantially in the form attached hereto as Appendix A. Promptly following the receipt of the Requisite Consents, the Issuer intends to execute the Supplemental Indenture containing the Proposed Amendment. Upon the Proposed Amendment and the Supplemental Indenture becoming operative, all Holders will be bound by the terms of the Supplemental Indenture, even if they did not deliver Consents to the Proposed Amendment. While the Issuer expects to execute the Supplemental Indenture promptly after the receipt of the Requisite Consents, the terms of the Supplemental Indenture will not become operative unless and until the remaining conditions to the Consent Solicitation have been satisfied or waived.

Regardless of the outcome of the Consent Solicitation, the Notes will continue to be outstanding and will continue to bear interest as provided in the Indenture. The Proposed Amendment will not alter the Issuer’s obligation to pay the principal of or interest on the Notes or alter the stated interest rate, maturity date or redemption provisions thereof.

The Issuer has appointed D.F. King & Co., Inc. as tabulation agent (the “Tabulation Agent”) for Consents with respect to the Consent Solicitation and as information agent (the “Information Agent”) with respect to the Consent Solicitation. The Issuer has also retained RBC Capital Markets, LLC as the exclusive solicitation agent (the “Solicitation Agent”) with respect to the Consent Solicitation.

None of the Parent, the Issuer, the Trustee, the Information Agent, the Solicitation Agent or the Tabulation Agent makes any recommendation as to whether or not Holders should deliver Consents in response to the Consent Solicitation.

The Solicitation Agent for the Consent Solicitation is:

RBC Capital Markets

December 1, 2017

IMPORTANT INFORMATION

Holders are requested to read and consider carefully the information contained in this Statement and the related Consent Form and to give their consent to the Proposed Amendment by properly completing and executing the accompanying Consent Form in accordance with the instructions set forth herein and therein.

Recipients of this Statement and the accompanying materials should not construe the contents hereof or thereof as legal, business or tax advice. Each recipient should consult its own attorney, business advisor and tax advisor as to legal, business, tax and related matters concerning the Consent Solicitation.

Any Holder desiring to consent to the Proposed Amendment must complete and sign the Consent Form (or a facsimile thereof, with an original to be delivered within one business day of such facsimile transmission by overnight courier) in accordance with the instructions set forth in the Consent Documents and mail or deliver such manually signed Consent (or such facsimile thereof) and any other documents required by the Consent Documents to the Tabulation Agent at the address set forth on the back cover of this Statement. Beneficial owners whose Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee must contact such broker, dealer, commercial bank, trust company or other nominee if they desire to deliver Consents with respect to the Notes so registered and instruct such broker, dealer, commercial bank, trust company or other nominee to deliver Consents on the beneficial owner’s behalf. See “Procedures for Delivering Consents.”

The Depository Trust Company participants (the “DTC Participants”) that hold Notes on behalf of beneficial owners of Notes through the Depository Trust Company (“DTC”) are authorized to consent to the Proposed Amendment as if they were Holders. To effect a Consent, DTC Participants should follow the procedures set forth in “Procedures for Delivering Consents.” Holders delivering Consents will not be obligated to pay fees, commissions or other expenses of the Tabulation Agent.

In no event should a Holder deliver Notes together with the Consent. Giving a Consent will not affect the Holder’s right to sell or transfer Notes. Each validly delivered Consent will be counted notwithstanding any transfer of Notes to which such Consent relates, unless the procedure for revoking Consents described herein and in the Consent Form has been satisfied.

Requests for additional copies of the Consent Documents and questions and requests for assistance relating to the Consent Documents may be directed to the Information Agent at the address and telephone number set forth on the back cover of this Statement. Beneficial owners may also contact their broker, dealer, commercial bank, trust company or other nominee to obtain additional copies of the Consent Documents.

HOLDERS OF NOTES SHOULD NOT TENDER OR DELIVER NOTES AT ANY TIME.

This Statement does not constitute a solicitation of Consents in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such solicitation under applicable federal securities or blue sky laws. The delivery of this Statement shall not under any circumstances create any implication that the information contained herein is correct as of any time subsequent to the date hereof or that there has been no change in the information set forth herein or in any attachments hereto or in the affairs of the Issuer or any of its affiliates since the date hereof.

No person has been authorized to give any information or to make any representation not contained or incorporated by reference in this Statement. If given or made, such information or representation may not be relied upon as having been authorized by the Parent, the Issuer, the Information Agent, the Solicitation Agent, the Tabulation Agent or the Trustee.

This Statement has not been approved or disapproved by the Securities Exchange Commission (the “Commission”) or any state securities commission nor has the Commission or any state securities commission passed upon the fairness or merits of such transaction nor upon the accuracy or adequacy of the information contained in the Consent Documents. Any representation to the contrary is unlawful.

The Consent Solicitation is made subject to the terms and conditions set forth in the Consent Documents. No Consent will be deemed to have been accepted unless and until such conditions have been satisfied or waived. See “Principal Terms of the Consent Solicitation – Conditions to the Consent Solicitation.” The Consent Documents contain important information which should be read carefully before any decision is made with respect to the Consent Solicitation.

AVAILABLE INFORMATION

The Parent currently files reports and other information with the Commission in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under the Commission’s rules and the Indenture, the Parent may satisfy the Issuer’s obligation to file reports and other information with the Commission under the Exchange Act by filing such reports and other information. Such reports and other information (including the documents incorporated by reference herein) may be inspected and copied at the Public Reference Section of the Commission at 100 F. Street, N.E., Washington, D.C. 20549. Copies of such materials can also be obtained at prescribed rates from the Public Reference Section of the Commission at its Washington address. The Commission also maintains a website at http://www.sec.gov that contains reports, proxy statements and other information regarding companies like the Issuer that file electronically with the Commission.

Copies of the materials referred to in the preceding paragraph, as well as copies of any current amendment or supplement to this Statement, may also be obtained from the Information Agent at the address set forth on the back cover of this Statement.

DOCUMENTS INCORPORATED BY REFERENCE

The following documents filed by the Parent with the Commission are incorporated by reference herein and shall be deemed to be a part hereof:

•	Annual Report on Form 10-K for the year ended December 31, 2016, filed on February 28, 2017;

•	Quarterly Report on Form 10-Q for the three months ended March 31, 2017, filed on May 9, 2017;

•	Quarterly Report on Form 10-Q for the three and six months ended June 30, 2017, filed on August 4, 2017;

•	Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2017, filed on November 6, 2017;

•	Current Reports on Form 8-K filed on February 3, 2017, March 22, 2017, April 20, 2017, May 16, 2017, July 10, 2017, July 24, 2017, August 7, 2017, September 13, 2017, November 1, 2017, November 3, 2017, November 16, 2017, November 17, 2017 and December 1, 2017; and

•	Registration Statement on Form S-4, initially filed on April 12, 2017, as amended.

The following documents filed by the Issuer with the Commission are incorporated by reference herein and shall be deemed to be a part hereof:

•	Current Reports on Form 8-K filed on November 3, 2017 and November 16, 2017; and

•	Registration Statement on Form S-4, initially filed on April 13, 2017, as amended.

All documents filed pursuant to Section 13(a), l3(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the Expiration Time shall be deemed to be incorporated by reference in and made a part of this Statement from the date of filing such documents.

Notwithstanding the foregoing, information that the Parent or Issuer furnishes or has furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, will not be deemed incorporated by reference herein.

Any statement contained in this Statement or incorporated or deemed to be incorporated by reference in this Statement shall be deemed to be modified or superseded for purposes of this Statement to the extent that a statement contained in this Statement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Statement modifies or supersedes such statement.

The Information Agent will provide without charge to each person to whom this Statement is delivered upon the request of such person, a copy of any or all of the documents incorporated by reference herein, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such documents should be directed to the Information Agent at the address set forth on the back cover of this Statement.

FORWARD-LOOKING STATEMENTS

This Statement, the reports incorporated by reference herein and statements made from time to time by the Issuer, the Parent and our representatives contain forward-looking statements. These statements relate to future events or our future performance. All statements other than statements of historical fact may be forward-looking statements. Forward-looking statements are often, but not always, identified by the use of words such as “seek,” “anticipate,” “plan,” “continue,” “estimate,” “expect,” “may,” “will,” “project,” “predict,” “potential,” “targeting,” “intend,” “could,” “might,” “should,” “believe” and similar expressions. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results or events to differ materially from those anticipated in such forward-looking statements. The Issuer believes that the expectations reflected in these forward-looking statements are reasonable, but no assurance can be given that these expectations will prove to be correct. Forward-looking statements included in this Statement, the reports incorporated by reference herein and statements made from time to time by the Issuer, the Parent and our representatives should not be unduly relied upon. These statements speak only as of the date hereof. Other than as required by applicable laws, we do not intend, and do not assume any obligation, to update these forward-looking statements.

All forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements.

Additionally, other than as required by applicable laws, none of the Issuer or the Parent undertakes any responsibility to update you on the occurrence of any unanticipated events that may cause actual results to differ from those expressed or implied by the forward-looking statements contained in this Statement, the reports incorporated by reference herein and statements made from time to time by the Issuer, the Parent and our representatives. We urge you to carefully review and consider the disclosures made in this Statement, the documents incorporated by reference herein and statements made from time to time by the Issuer, the Parent and our representatives that attempt to advise interested parties of the risks and factors that may affect our business.

THE ISSUER

On November 17, 2017, Entercom combined with the radio business of CBS Corporation, a Delaware corporation (“CBS”) in a two-step all-stock “Reverse Morris Trust” transaction that involved (i) a separation of CBS Radio from CBS (the “Separation”), followed by (ii) the merger of CBS Radio with Constitution Merger Sub Corp., a Delaware corporation and wholly owned subsidiary of Entercom, with CBS Radio surviving the merger as a wholly owned subsidiary of Entercom.

Prior to the merger, CBS Radio was one of the largest major-market broadcast radio operators in the United States and a leader in news and sports radio. CBS Radio produces original audio and video content, live events and exclusive programming distributed on-air, online and on mobile platforms.

THE PARENT

Entercom is headquartered in the Philadelphia, Pennsylvania metropolitan area and is and has been a Pennsylvania corporation since its organization in 1968. On November 17, 2017, Entercom completed its merger with CBS Radio, creating a leading American media and entertainment company and one of the top two radio broadcasters in the country. Entercom is now the leading creator of live, original, local audio content in the United States and the nation’s unrivaled leader in news and sports radio. With a nationwide footprint of 235 stations, Entercom engages over 100 million people weekly with a premier collection of highly-rated, award-winning radio stations, digital platforms and live events.

Entercom’s principal executive offices are located at 401 E. City Avenue, Suite 809, Bala Cynwyd, PA 19004, and its telephone number at that address is (610) 660-5610. Its website is located at http://www.entercom.com. Information contained on Entercom’s website is not part of this Statement except as specifically set forth herein under the heading “Documents Incorporated by Reference.”

PROPOSED AMENDMENT TO THE INDENTURE

The purpose of the Consent Solicitation is to obtain Consents to the adoption of the Proposed Amendment described below. See “Certain Significant Considerations” for a discussion of certain factors that should be considered in evaluating the consequences of the adoption of the Proposed Amendment.

The Issuer is soliciting the Consents of Holders of Notes to the Proposed Amendment and to the execution and delivery by the Issuer of a Supplemental Indenture which will give effect to the Proposed Amendment. A copy of the proposed form of the Supplemental Indenture is attached hereto as Appendix A. All statements herein regarding the substance of any provision of the Proposed Amendment, the Supplemental Indenture and the Indenture are qualified in their entirety by reference to the Supplemental Indenture and the Indenture. A copy of the Indenture is available upon request from the Information Agent at the address and telephone number set forth on the back cover of this Statement. We urge you to read the text of the Supplemental Indenture in its entirety.

The Proposed Amendment set forth below reflects additions in bolded underline and deletions in strikethrough.

If the Proposed Amendment is enacted, clause (j) of the definition of “EBITDA” in Section 1.01 of the Indenture will be amended as follows:

(j)

the amount of cost savings, operating expense reductions, other operating improvements and initiatives and synergies projected by the Issuer in good faith to be reasonably anticipated to be realizable within ~~12~~ 18 months of the date of any Investment, acquisition, disposition, merger, consolidation or other action being given pro forma effect (which will be added to EBITDA as so projected until fully realized and calculated on a pro forma basis as though such cost savings, operating expense reductions, other operating improvements and initiatives and synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (x) all steps have been taken for realizing such cost savings or all steps are expected to be taken within 18 months of the date of any Investment, acquisition, disposition, merger, consolidation or other action begin given pro forma effect, (y) such cost savings are reasonably identifiable and factually supportable (in the good faith determination of the Issuer) and (z) the aggregate amount of cost savings, operating expense reductions, other operating improvements and initiatives and synergies added back pursuant to this clause (j) in any period of four consecutive fiscal quarters shall not exceed ~~10%~~ 30% of EBITDA (prior to giving effect to such addbacks);

If the Proposed Amendment is enacted, clause (d) of the definition of “Asset Sale” in Section 1.01 of the Indenture will be amended as follows:

(d)	any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of transactions with an aggregate fair market value (as determined in good faith by the Issuer) not to exceed $~~5.0~~ 25.0 million;

If the Proposed Amendment is enacted, the last paragraph of the definition of “Consolidated Net Leverage Ratio” in Section 1.01 of the Indenture will be amended as follows:

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer. Any such pro forma calculation may include adjustments appropriate, in the reasonable determination of the Issuer as set forth in an Officer’s Certificate, to reflect reasonably identifiable and factually supportable operating expense reductions and other operating improvements or synergies reasonably expected to result from any action taken or expected to be taken within ~~12~~ 18 months after the date of any acquisition, amalgamation or merger; provided, that no such amounts shall be included pursuant to this paragraph to the extent duplicative of any amounts that are otherwise added back in computing EBITDA with respect to such period;

Upon the Proposed Amendment and the Supplemental Indenture becoming operative, all Holders of Notes issued under the Indenture will be bound by the terms of the Supplemental Indenture, even if they did not deliver Consents to the Proposed Amendment. While the Issuer expects to execute the Supplemental Indenture promptly after the receipt of the Requisite Consents, the terms of the Supplemental Indenture will not become operative unless and until the remaining conditions to the Consent Solicitation have been satisfied or waived. If the Consent Solicitation is terminated, the Proposed Amendment will have no effect on the Notes or the Holders thereof.

CERTAIN SIGNIFICANT CONSIDERATIONS

The following considerations, in addition to the other information described elsewhere in this Statement, should be carefully considered by each Holder before deciding whether to consent to the Proposed Amendment. See “Proposed Amendment to the Indenture” for a detailed description of the Proposed Amendment.

•	There can be no assurance that the liquidity, market value and price volatility of the Notes will not be adversely affected by the consummation of the Consent Solicitation.

•	If the Requisite Consents to the Proposed Amendment are provided prior to the Expiration Time and you do not provide your Consent to the Proposed Amendment prior to the Expiration Time, you will not receive the Consent Fee.

•	If the Requisite Consents to the Proposed Amendment are provided prior to the Expiration Time, the Issuer and the Trustee will execute a Supplemental Indenture, which will result in the Proposed Amendment contained therein becoming operative upon satisfaction of all conditions to the Consent Solicitation. Once a Supplemental Indenture becomes operative, your rights under the Indenture and the rights of all other Holders will be impacted by the Proposed Amendment, whether or not you provide your Consent.

•	The consummation of the Consent Solicitation and the payment of the Consent Fee are subject to the satisfaction or waiver by the Issuer of certain conditions, including, without limitation, the receipt of the Requisite Consents and the provisions of the Supplemental Indenture having become operative. See “Principal Terms of the Consent Solicitation—Conditions to the Consent Solicitation.” There can be no assurance that such conditions will be met. If such conditions are not met, you will not receive the Consent Fee.

PRINCIPAL TERMS OF THE CONSENT SOLICITATION

This section summarizes the terms of the Consent Solicitation. While the Issuer believes that this description covers the material terms of the Consent Solicitation, this summary may not contain all the information that is important to Holders of Notes. You should read carefully the entire Statement and other documents the Issuer refers to or incorporates by reference in this Statement for a more complete understanding of the Consent Solicitation.

General

The Issuer is seeking Consents to the Proposed Amendment to the Indenture. While the Issuer expects to execute a Supplemental Indenture promptly after the receipt of the Requisite Consents, the terms of the Supplemental Indenture will not become operative unless and until the remaining conditions to the Consent Solicitation have been satisfied or waived. See “Conditions to the Consent Solicitation.”

Holders who deliver their properly completed, executed and dated Consents to the Tabulation Agent prior to the Expiration Time shall be deemed to have validly consented to the Proposed Amendment. The Issuer will be deemed to have accepted the Consents with respect to the Notes if, as and when the Issuer executes the Supplemental Indenture. If the Requisite Consents are received, and the other Conditions (as defined below) are satisfied or waived, the Issuer will pay (directly or through an agent) the Consent Fee to each Holder who consents by delivering the properly executed and completed Consent Form to the Tabulation Agent prior to the Expiration Time, and does not revoke such Consent prior to the Consent Date. The Consent Fee shall be payable as promptly as practicable following the Expiration Time, subject to the satisfaction or waiver of all of the Conditions (as defined below).

Holders who do not deliver their Consents prior to the Expiration Time shall be bound by the Proposed Amendment once the Supplemental Indenture relating to such Proposed Amendment becomes operative as described above. If the Consent Solicitation is terminated or withdrawn, the Indenture will remain in effect in its present form.

Consent Fee

In the event that the Conditions to the Consent Solicitation, including the receipt of the Requisite Consents and the provisions of the Supplemental Indenture related thereto having become operative, have been satisfied or waived, the Issuer will, as promptly as practicable after the Expiration Time, pay the Consent Fee to each Holder who delivers a valid unrevoked Consent to the Proposed Amendment prior to the Expiration Time. The Consent Fee will be a cash payment of $5.00 per $1,000 principal amount of Notes as to which such valid and unrevoked Consent is delivered. All Holders that do not deliver valid unrevoked Consents to the Proposed Amendment prior to the Expiration Time will not be entitled to receive the Consent Fee, but will be bound by the Proposed Amendment.

For a discussion of certain U.S. federal income tax considerations relating to the adoption of the Proposed Amendment and the receipt of the Consent Fee, see “Certain U.S. Federal Income Tax Considerations.”

Requisite Consents

Under Section 9.02 of the Indenture, the consents of the Holders of at least a majority of the principal amount of the Notes then outstanding, voting as a single class, are required to adopt the Proposed Amendment to the Indenture. Under the terms of the Indenture, in determining whether the Requisite Consents have been received, Notes owned by any affiliate of the Issuer will be considered as though not outstanding. If the Requisite Consents are received, the terms of the Indenture would permit and direct the Trustee to execute the Supplemental Indenture. While the Issuer expects to execute the Supplemental Indenture promptly after the receipt of the Requisite Consents, the terms of the Supplemental Indenture will not become operative unless and until the remaining conditions to the Consent Solicitation have been satisfied or waived. See “Conditions to the Consent Solicitation.”

Record Date

The Consent Documents are being sent to all Persons who were Holders at 5:00 p.m., New York City time on November 28, 2017 (the “Record Date”). The Record Date has been fixed by the Issuer as the date for the determination of Holders entitled to give Consents and receive the Consent Fee, if payable, pursuant to the Consent Solicitation. The Issuer reserves the right to establish from time to time any new date as the Record Date, subject to the requirements of the applicable Indenture, and, thereupon, any such new date will be deemed to be the “Record Date” for purposes of the Consent Solicitation.

Conditions to the Consent Solicitation

The Issuer’s obligation to accept valid and unrevoked Consents in respect of Notes and to pay the Consent Fee in respect of such Consents is conditioned upon satisfaction, or waiver by the Issuer, of the following conditions: (1) receipt by the Tabulation Agent prior to the Expiration Time of valid and unrevoked Requisite Consents from Holders of the Notes; (2) the execution by the Issuer and the Trustee of a Supplemental Indenture embodying the Proposed Amendment; (3) the absence of any law or regulation which would, and the absence of any injunction or action or other proceeding (pending or threatened) which (in the case of any action or proceeding if adversely determined) would, make unlawful or invalid or enjoin the implementation of the Proposed Amendment or the payment of the Consent Fee or that would question the legality or validity thereof; and (4) all of the provisions of the Supplemental Indenture becoming operative (collectively, the “Conditions”).

If the Conditions specified above are not satisfied or waived (to the extent permitted by applicable law) prior to the Expiration Time, or such later date as the Issuer may specify, the Issuer may, in its sole discretion and without giving any notice, allow the Consent Solicitation to lapse, or extend the solicitation period and continue soliciting Consents in the Consent Solicitation. Subject to applicable law, the Consent Solicitation may be abandoned or terminated for any reason at any time, in which case any Consents received will be voided and no Consent Fee will be paid to any Holders of the Notes. The condition specified in clause (3) of the preceding paragraph is for the benefit of the Issuer and may be waived or extended by the Issuer with respect to the Consent Solicitation in its sole discretion.

Expiration; Extension; Amendment; Termination

The Consent Solicitation expires at 5:00 p.m., New York City time, on December 8, 2017. The Issuer expressly reserves the right to extend the Expiration Time at any time for such period(s) as it may determine, in its sole discretion, from time to time by giving written notice to the Tabulation Agent and DTC.

The Issuer expressly reserves the right, at any time prior to the Expiration Time, to (i) amend any of the terms of the Consent Solicitation in any manner it deems necessary or advisable in its sole discretion or (ii) terminate the Consent Solicitation.

The Consent Solicitation may also be terminated after the Expiration Time and prior to the effectiveness of the Proposed Amendment in the Issuer’s sole discretion, whether or not the Requisite Consents have been received.

If the Consent Solicitation, or any of the applicable Consent Documents, are amended prior to the Expiration Time in a manner determined by the Issuer, in its sole discretion, to constitute a material change to the terms of the Consent Solicitation, the Issuer will promptly disseminate additional Consent Solicitation materials and, if necessary, extend the Expiration Time for a period deemed by the Issuer to be adequate to permit Holders to consider such amendments.

Any such extension, amendment or termination of the Consent Solicitation will be followed as promptly as practicable by a press release or written notice to the Holders.

Effective Date of the Supplemental Indenture

The terms of the Supplemental Indenture will not become operative unless and until all conditions to the Consent Solicitation have been satisfied or waived and the Consent Fee has been paid. The Issuer intends to execute the Supplemental Indenture promptly after the receipt of the Requisite Consents.

PROCEDURES FOR DELIVERING CONSENTS

General

Each Holder who delivers a Consent to the Proposed Amendment in accordance with the procedures set forth in the Consent Documents will be deemed to have validly consented to the Proposed Amendment.

To effectively consent to the Proposed Amendment and receive the applicable Consent Fee, a properly completed Consent (or a facsimile thereof, with an original to be delivered within one business day of such facsimile transmission by overnight courier) duly executed by the Holder must be received by the Tabulation Agent at the address set forth on the back cover of this Statement prior to the Expiration Time. Consents should be sent only to the Tabulation Agent and should not be sent to the Issuer.

If Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and the beneficial owner of the Notes wishes to consent to the Proposed Amendment, the beneficial owner must promptly contact and instruct such registered Holder to deliver a Consent to the Tabulation Agent on the beneficial owner’s behalf. The Tabulation Agent will not accept Consents delivered by beneficial owners directly to the Tabulation Agent. Any beneficial owner of Notes registered in the name of a DTC participant may direct the DTC participant through which such beneficial owner’s Notes are held to execute a Consent Form on such beneficial owner’s behalf and deliver the executed Consent to the Tabulation Agent.

The Issuer anticipates that DTC or its nominee will execute an omnibus proxy in favor of DTC Participants, holding Notes, which will authorize each such DTC Participant to consent to the Proposed Amendment with respect to the principal amount of Notes shown as owned by such DTC Participant on the books of DTC on the Record Date. For purposes of the Consent Solicitation, the term “Holder” shall be deemed to include DTC Participants, and DTC has authorized participants to execute Consents as if they were Holders of record. The Tabulation Agent will accept and record only a properly executed Consent from those parties listed as a Holder in the omnibus proxy received by the Tabulation Agent from DTC. If DTC or its nominee has authorized a proxy to execute a Consent, then the Consent must be executed by the DTC Participant. A Consent in respect of any Notes not held by DTC or a DTC Participant must be executed in the name of the Holder.

The Issuer will accept all properly completed, executed and dated Consents received by the Tabulation Agent prior to the Expiration Time.

Consents by the Holder(s) of Notes should be executed in exactly the same manner as the name(s) of such registered Holder(s) appear(s) on the Notes. If Notes to which a Consent relates are held by two or more joint Holders, all such Holders should sign the Consent. If a Consent is signed by a trustee, partner, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing and must submit with the Consent appropriate evidence of authority to execute the Consent. If a Consent is executed by a person other than the registered Holder, then it must be accompanied by a proxy duly executed by such Holder.

If a Consent relates to fewer than all the Notes held of record as of the Record Date by the Holder providing such Consent, such Holder must indicate on the relevant Consent Form the aggregate dollar amount (in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof) of such Notes to which the Consent relates. Otherwise, the Consent will be deemed to relate to all such Notes.

The method of delivery of a Consent and any other required documents to the Tabulation Agent is at the election and risk of the Holder and, except as otherwise provided in the Consent, delivery will be deemed made only when the Consent or any other required document is actually received by the Tabulation Agent prior to the Expiration Time. If the delivery is by mail, it is suggested that the Holder use registered mail with return receipt requested, and that the mailing be made sufficiently in advance of the Expiration Time to permit delivery to the Tabulation Agent prior to such date.

IN NO EVENT SHOULD A HOLDER DELIVER NOTES TOGETHER WITH A CONSENT. Giving a Consent will not affect the Holder’s right to sell or transfer the Notes. Consent Forms should not be delivered to the Issuer, the Solicitation Agent or the Trustee. However, we reserve the right (but are not obligated) to accept any Consent Form received by the Issuer, the Solicitation Agent or the Trustee. The Issuer reserves the right (but is not obligated) to accept any Consent Form received by any other reasonable means or in any form that reasonably evidences the giving of consent.

Determination of Validity

All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any delivered Consent pursuant to any of the procedures described above shall be determined by the Issuer, in its sole discretion (which determination shall be final and binding). The Issuer reserves the absolute right to reject any or all deliveries of any Consent determined by it not to be in proper form or the acceptance of which would, in the Issuer’s opinion, be unlawful. The Issuer also reserves the absolute right, in its sole discretion, to waive any defect or irregularity as to any delivery of any Consent of any particular Holder, whether or not similar defects or irregularities are waived in the case of other Holders. The Issuer’s interpretation of the terms and conditions of the Consent Solicitation, including the instructions to the Consent, shall be final and binding. Any defect or irregularity in connection with deliveries of Consents must be cured within such time as the Issuer determines, unless waived by the Issuer. Deliveries of Consents shall not be deemed to have been made until all defects and irregularities have been waived by the Issuer or cured. None of the Issuer, the Trustee, or any other person shall be under any duty to give notification to any Holder of any defects or irregularities in deliveries of Consents or shall incur any liability for failure to give any such notification.

REVOCATION OF CONSENT

A Consent may be revoked by a Holder of Notes if the Tabulation Agent receives the written notice of revocation of Consent (or a facsimile thereof) prior to the Consent Date. The notice of revocation of Consent must be signed by the Holder in the same manner as the Consent to which the notice of revocation of Consent relates. Notices of revocation of Consent must be sent to the Tabulation Agent at the address set forth on the back cover of this Statement in accordance with the procedures set forth in the Consent Documents.

If the Consent Solicitation, or any of the Consent Documents, are amended prior to the Effective Date in a manner determined by the Issuer, in its sole discretion, to constitute a material change to the terms of the Consent Solicitation, the Issuer shall promptly disseminate additional Consent Solicitation materials and, if necessary, extend the Expiration Time for a period deemed by the Issuer to be adequate to permit Holders to consider such amendments and revoke their Consents.

The Issuer reserves the right to contest the validity of any notice of revocation of Consent and all questions as to validity, including the time of receipt of any notice of revocation of Consent, will be determined by the Issuer in its sole discretion, which determination shall be final and binding on all parties. None of the Issuer, the Trustee or any other person shall be under any duty to give notification to any Holder of any defects or irregularities with respect to any notice of revocation of Consent or shall incur any liability for failure to give any such notification.

A revocation of Consent may be rescinded only by the execution and delivery of a new Consent prior to the Expiration Time. A Holder who delivered a notice of revocation of Consent may thereafter deliver a new Consent by following the procedures described in the Consent Documents at any time prior to the Expiration Time. See “Procedures for Delivering Consents.”

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of certain U.S. federal income tax considerations relevant to the Proposed Amendment and the receipt of the Consent Fee, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or foreign tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of the Notes. Holders should be aware that, due to the factual nature of the inquiry and the absence of relevant legal authorities, there is some uncertainty under current U.S. federal income tax law as to the appropriate tax consequences of the adoption of the Proposed Amendment and/or the receipt of the Consent Fee. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the Proposed Amendment and the receipt of the Consent Fee.

This discussion is limited to Holders who hold the Notes as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Holder’s particular circumstances, including the impact of the tax on net investment income. In addition, it does not address consequences relevant to Holders subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	persons subject to the alternative minimum tax;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	persons holding the Notes as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	real estate investment trusts or regulated investment companies;

•	brokers, dealers or traders in securities;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations; and

•	persons deemed to sell the Notes under the constructive sale provisions of the Code.

If an entity treated as a partnership for U.S. federal income tax purposes holds the Notes, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding the Notes and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PROPOSED AMENDMENT AND THE RECEIPT OF THE CONSENT FEE ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Tax Considerations Applicable to U.S. Holders

Definition of a U.S. Holder

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of a Note that, for U.S. federal income tax purposes, is or is treated as:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•	a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Modification of the Notes

The U.S. federal income tax considerations of the adoption of the Proposed Amendment and payment of the Consent Fee will depend, in part, upon whether these events result in a deemed exchange of a U.S. Holder’s Notes for such purposes. Generally, a “modification” of the terms of a debt instrument, which for this purpose would include the adoption of the Proposed Amendment and the payment of the Consent Fee, results in a deemed exchange (of “old notes” for “deemed new notes”) for U.S. federal income tax purposes if the modification is “significant” for U.S. federal income tax purposes, in which case such deemed exchange would be a taxable event in respect of which gain or, subject to the application of the wash sale rules of Section 1091 of the Code, loss may be recognized by Holders (unless a non-recognition provision of the Code was to apply). In general, subject to provisions applicable to certain categories of modifications, a modification is “significant” under the applicable Treasury Regulations if, based on all facts and circumstances and taking into account all modifications of the debt instrument collectively (subject to certain exceptions), the legal rights or obligations that are altered and the degree to which they are altered are “economically significant.”

The applicable Treasury Regulations provide that the addition, deletion or alteration of customary accounting or financial covenants is not a significant modification, although it is not clear what constitutes such customary accounting or financial covenants.

The applicable Treasury Regulations also provide that a change in the yield of a debt instrument generally is not a significant modification unless the yield of the modified instrument (determined by taking into account any payments made by the issuer to the holder as consideration for the modification) varies from the yield on the unmodified instrument (determined as of the date of the modification) by more than the greater of 25 basis points or 5 percent of the annual yield of the unmodified instrument.

Although the issue is not free from doubt, the Company intends to take the position that the adoption of the Proposed Amendment and the receipt of the Consent Fee, taken together, does not result in a significant modification of the Notes. Assuming this position is respected, (i) subject to the discussion under “—Consent Fee” below, a U.S. Holder of Notes should not realize any gain or loss as a result of the adoption of the Proposed Amendment and the receipt of the Consent Fee and (ii) any such U.S. Holder should continue to have the same adjusted tax basis, holding period, accrued market discount (if any) and accrued original issue discount with respect to the Notes as such Holder had immediately prior to the adoption of the Proposed Amendment. U.S. Holders should note that no ruling has been sought from the IRS and there can be no assurance that the IRS will agree with the Company’s position that the adoption of the Proposed Amendment and the receipt of the Consent Fee is not a significant modification of the Notes. The remainder of this discussion assumes the Company’s position will be respected and the adoption of the Proposed Amendment and payment of the Consent Fee will not be a significant modification of the Notes.

U.S. Holders, including non-consenting U.S. Holders, are encouraged to consult their tax advisors regarding the risk that the adoption of the Proposed Amendment and the receipt of the Consent Fee constitutes a significant modification for U.S. federal income tax purposes, the tax consequences to them if there were to be a deemed exchange, and the tax consequences of holding the Notes after the adoption of the Proposed Amendment.

Consent Fee

The U.S. federal income tax treatment of the Consent Fee is unclear. The receipt of the Consent Fee by a U.S. Holder may be characterized as either (1) an additional payment with respect to the Notes or (2) a separate fee (taxable as ordinary income) for consenting to the Proposed Amendment. Other treatments of the Consent Fee are possible. For instance, based on an IRS private letter ruling on which the Company and any U.S. Holder may not rely, it is possible that payment of the Consent Fee in respect of a Note may be properly treated first as a payment of unpaid accrued interest (if any) on the Note, and second as payment of principal on the Notes. Although the matter is not free from doubt, the Company intends to take the position that the Consent Fee is a separate fee for consenting to the Proposed Amendment (and not interest income), which would generally be taxable as ordinary income at the time the Consent Fee is received or accrued in accordance with the U.S. Holder’s regular method of tax accounting. No assurance can be given, however, that such position would be sustained if challenged by the IRS. Each U.S. Holder should consult its own tax advisor as to (i) possible alternative treatments of the Consent Fee and (ii) the impact of the Consent Fee on the U.S. Holder’s tax accounting in respect of the Notes.

Information Reporting and Backup Withholding

A U.S. Holder may be subject to information reporting and backup withholding when such holder receives the Consent Fee. Certain U.S. Holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. Holder will be subject to backup withholding if such holder is not otherwise exempt and:

•	the holder fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;

•	the holder furnishes an incorrect taxpayer identification number;

•	the applicable withholding agent is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

•	the holder fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Tax Considerations Applicable to Non-U.S. Holders

Definition of a Non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of a Note that is neither a U.S. Holder nor an entity treated as a partnership for U.S. federal income tax purposes.

Modification of the Notes

As discussed in more detail above under “Tax Considerations Applicable to U.S. Holders—Modification of the Notes,” the Company intends to take the position that the adoption of the Proposed Amendment and the receipt of the Consent Fee, taken together, does not result in a significant modification of the Notes, and therefore does not result in a deemed exchange. Assuming this position is respected, Non-U.S. Holders should generally not realize any gain or loss or be subject to U.S. federal income tax on account of the Proposed Amendment of the Notes or the receipt of the Consent Fee, except as described below under “—Consent Fee”. Non-U.S. Holders should consult their own tax advisors regarding the risk that the adoption of the Proposed Amendment and the receipt of the Consent Fee constitutes a significant modification for U.S. federal income tax purposes, the tax consequences to them if there were to be a deemed exchange, and the tax consequences of holding the Notes after the adoption of the Proposed Amendment.

Consent Fee

As discussed in more detail above under “U.S. Holders—Consent Fee,” under current U.S. federal income tax law, there is uncertainty regarding the characterization of the Consent Fee for U.S. federal income tax purposes and the Company intends to treat the Consent Fee as a separate fee (treated as ordinary income) for consenting to the Proposed Amendment (and not as interest income). Therefore, the Company intends to take the position that the Consent Fee paid to a Non-U.S. Holder should be subject to U.S. federal withholding tax at a rate of 30% unless (i) the Non-U.S. Holder is engaged in the conduct of a trade or business in the United States to which the receipt of the Consent Fee is effectively connected and provides a properly executed IRS Form W-8ECI (in which case the Non-U.S. Holder would be subject to regular U.S. federal income tax on such Consent Fee in generally the same manner as if it were a U.S. Holder, and a Non-U.S. Holder that is a corporation may also be subject to an additional branch profits tax (unless, in each case, an applicable income tax treaty provides otherwise)) or (ii) an applicable income tax treaty eliminates or reduces the applicable withholding tax and the Non-U.S. Holder provides a properly executed IRS Form W-8BEN or Form W-8BEN-E (or other applicable documentation) claiming exemption or reduction under the applicable treaty. If such withholding results in an overpayment of taxes, a refund or credit may be obtainable, provided that the required information is timely furnished to the IRS. Non-U.S. Holders should consult their tax advisors with respect to the treatment of the Consent Fee, and the application of U.S. federal income tax withholding, including eligibility for a withholding tax exemption and refund procedures.

Information Reporting and Backup Withholding

Backup withholding may apply to the Consent Fee paid to a Non-U.S. Holder unless the Non-U.S. Holder certifies its non-U.S. status on an applicable Form W-8 and the Company or the applicable withholding agent does not know or have reason to know that the conditions to any applicable exemption are not satisfied. In addition, the Company, the paying agent or other intermediary may be required to report to a Non-U.S. Holder and the IRS the amount of any Consent Fee paid to such Non-U.S. Holder.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on payments of interest on, or gross proceeds from the sale or other disposition of, a Note paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of interest on a note.

As discussed in more detail above under “Tax Considerations Applicable to U.S. Holders—Consent Fee,” the U.S. federal income tax treatment of the Consent Fee is unclear. In light of this uncertainty, the applicable withholding agent may treat the payment of the Consent Fee as a payment that is subject to withholding under FATCA, subject to the exceptions described above.

Holders should consult their tax advisors regarding the potential application of withholding under FATCA to the Notes and the Consent Fee.

TABULATION AGENT AND INFORMATION AGENT

D.F. King & Co., Inc. has been appointed as Tabulation Agent for the Consent Solicitation to receive, tabulate and verify Consents. All Consents and correspondence sent to the Tabulation Agent should be directed to the address set forth on the back cover of this Statement. The Issuer has agreed to indemnify the Tabulation Agent for certain liabilities, including liabilities under the federal securities laws. D.F. King & Co., Inc. has agreed to facilitate the Consent Solicitation in its capacity as Tabulation Agent; however, it is not passing upon the merits or accuracy of the information contained in the Consent Solicitation in its capacity as Tabulation Agent.

D.F. King & Co., Inc. will act as Information Agent with respect to the Consent Solicitation. Requests for additional copies of and questions relating to the Consent Documents, the Indenture and the documents incorporated by reference herein may be directed to the Information Agent at the address and telephone number set forth on the back cover of this Statement. Holders of the Notes may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Consent Solicitation.

In connection with the Consent Solicitation, directors, officers and employees of the Issuer (who will not be specifically compensated for such services) may solicit Consents by use of the mails, personally or by telephone, facsimile or other means.

The Issuer will pay the Tabulation Agent and the Information Agent reasonable and customary fees for their services and will reimburse them for their out-of-pocket expenses in connection therewith. The Issuer will also reimburse brokers and dealers for customary mailing and handling expenses incurred by them in forwarding copies of this Statement and related documents to the beneficial owners of Notes.

SOLICITATION AGENT

The Issuer has engaged RBC Capital Markets, LLC to act as the exclusive Solicitation Agent in connection with the Consent Solicitation. The Issuer will pay RBC Capital Markets, LLC reasonable and customary fees for its services as Solicitation Agent and will reimburse it for its reasonable out-of-pocket expenses in connection herewith. The Issuer has agreed to indemnify the Solicitation Agent against certain liabilities in connection with its services as Solicitation Agent. At any given time, the Solicitation Agent may trade Notes or other debt securities of the Issuer for its own account or for the accounts of customers and, accordingly, may hold a long or short position in the Notes or such other securities. All inquiries and correspondence addressed to the Solicitation Agent relating to the Consent Solicitation should be directed to the address or telephone number set forth on the back cover page of this Statement.

The Solicitation Agent assumes no responsibility for the accuracy or completeness of the information contained in this Statement or for any failure by the Issuer to disclose events that may affect the significance or accuracy of that information.

The Solicitation Agent has provided in the past and may continue to provide other investment banking and financial advisory services to the Issuer, the Parent and their respective affiliates and could receive customary compensation from the Issuer for such services. The Parent currently indirectly owns all of the outstanding equity of the Issuer.

In the ordinary course of business, the Solicitation Agent or its affiliates may at any time hold long or short positions, and may trade for their own account or the account of customers, in the debt securities of the Issuer, the Parent or any of their respective affiliates, including any of the Notes and, to the extent that the Solicitation Agent or its affiliates hold Notes during the consent solicitation, it may provide Consents relating to such Notes pursuant to the terms of this Statement.

TRUSTEE

Deutsche Bank Trust Company Americas, a New York banking corporation, serves as the Trustee with respect to the Indenture. The Trustee, other than during the occurrence and continuance of an event of default under the Indenture, undertakes to perform only those duties as are specifically set forth in the Indenture. Except for the contents of this subsection, the Trustee has not reviewed or participated in the preparation of this Statement and assumes no responsibility for the nature, contents, accuracy or completeness of the information set forth herein, or for the recitals contained in the Indenture, the Supplemental Indenture or the Notes, or for the validity, sufficiency or legal effect of any of such documents.

The Trustee has not evaluated any risk, benefits or propriety of the Consent Documents, the Consent Solicitation, the Proposed Amendment or this Statement, and makes no representation, and has reached no conclusions, regarding the investment quality of any of the Notes, about which the Trustee expresses no opinion and expressly disclaims the expertise to evaluate.

FEES AND EXPENSES

The Issuer will bear all of the costs of the Consent Solicitation and will reimburse the Trustee for the reasonable and customary expenses that the Trustee incurs in connection with the Consent Solicitation and the execution of the Supplemental Indenture. The Issuer will also reimburse banks, trust companies, securities dealers, nominees, custodians and fiduciaries for their reasonable and customary expenses in forwarding this Statement and the Consent Documents to beneficial owners of the Notes. The Issuer will not otherwise pay any fees or commissions to any broker, dealer or other person (other than the Solicitation Agent, the Tabulation Agent, the Trustee and the Information Agent) in connection with the Consent Solicitation.

MISCELLANEOUS

Holders residing outside the United States who wish to deliver a Consent must satisfy themselves as to their full observance of the laws of the relevant jurisdiction in connection therewith. If the Issuer becomes aware of any jurisdiction where the making of the Consent Solicitation would not be in compliance with such laws, the Issuer will make a good faith effort to comply with any such laws or may seek to have such laws declared inapplicable to the Consent Solicitation. If, after such good faith effort, the Issuer cannot comply with any such applicable laws, the Consent Solicitation will not be made to (nor will Consents be accepted from or on behalf of) the Holders of the Notes residing or having a principal place of business in each such jurisdiction.

From time to time, the Issuer or its affiliates may engage in additional consent solicitations. Any future consent solicitations may be on the same terms or on terms that are more or less favorable to Holders of the Notes than the terms of the Consent Solicitation, as the Issuer may determine in its sole discretion.

Appendix A

EXECUTION VERSION

CBS RADIO, INC.

as Issuer

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Trustee

7.250% SENIOR NOTES DUE 2024

SECOND SUPPLEMENTAL INDENTURE

Dated as of December [    ], 2017

Second Supplemental Indenture (this “Supplemental Indenture”), dated as of December [__], 2017, between CBS Radio Inc., a Delaware corporation (the “Issuer”), and Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer and the Subsidiary Guarantors (as defined in the Indenture referred to below) have heretofore executed and delivered to the Trustee an indenture, as amended, supplemented or otherwise modified from time to time, (the “Indenture”), dated as of October 17, 2016, providing for the issuance of an unlimited aggregate principal amount of Senior Notes due 2024 (the “Notes”);

WHEREAS, there is currently outstanding under the Indenture $400,000,000 aggregate principal amount of the Notes;

WHEREAS, pursuant to Section 9.02 of the Indenture, the Issuer and the Trustee may amend or supplement the Indenture with the consent of the holders of at least a majority in principal amount of the Notes then outstanding;

WHEREAS, Holders of $[    ] aggregate principal amount of the Notes have consented to entry into this Supplemental Indenture pursuant to consents delivered in accordance with the terms of the Indenture;

WHEREAS, all acts and proceedings required by law, by the Indenture and by the organizational documents of the Company to make this Supplemental Indenture a valid and binding agreement for the purposes expressed herein, in accordance with the Indenture’s terms, have been duly done and performed.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

(1) Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2) Amendments.

(a) Clause (j) of the definition of “EBITDA” in Section 1.01 of the Indenture is amended as follows:

(j) the amount of cost savings, operating expense reductions, other operating improvements and initiatives and synergies projected by the Issuer in good faith to be reasonably anticipated to be realizable within ~~12~~ 18 months of the date of any Investment, acquisition, disposition, merger, consolidation or other action being given pro forma effect (which will be added to EBITDA as so projected until fully realized and calculated on a pro forma basis as though such cost savings, operating expense reductions, other operating improvements and initiatives and synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (x) all steps have been taken for realizing such cost savings or all steps are expected to be taken within 18 months of the date of any Investment, acquisition, disposition, merger, consolidation or other action begin given pro forma effect, (y) such cost savings are reasonably identifiable and factually supportable (in the good faith determination of the Issuer) and (z) the aggregate amount of cost savings, operating expense reductions, other operating improvements and initiatives and synergies added back pursuant to this clause (j) in any period of four consecutive fiscal quarters shall not exceed ~~10%~~ 30% of EBITDA (prior to giving effect to such addbacks);

(b) Clause (d) of the definition of “Asset Sale” in Section 1.01 of the Indenture is amended as follows:

(d) any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of transactions with an aggregate fair market value (as determined in good faith by the Issuer) not to exceed $~~5.0~~ 25.0 million

(c) The last paragraph of the definition of “Consolidated Net Leverage Ratio” in Section 1.01 of the Indenture is amended as follows:

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer. Any such pro forma calculation may include adjustments appropriate, in the reasonable determination of the Issuer as set forth in an Officer’s Certificate, to reflect reasonably identifiable and factually supportable operating expense reductions and other operating improvements or synergies reasonably expected to result from any action taken or expected to be taken within ~~12~~ 18 months after the date of any acquisition, amalgamation or merger; provided, that no such amounts shall be included pursuant to this paragraph to the extent duplicative of any amounts that are otherwise added back in computing EBITDA with respect to such period.

(3) Effectiveness. This Supplemental Indenture shall be effective and operative as of the date first set forth above.

(4) Continuing Effect of Indenture. Except as expressly provided herein, all of the terms, provisions and conditions of the Indenture and the Notes outstanding thereunder shall remain in full force and effect.

(5) Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(6) Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture and signature pages for all purposes.

(7) Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

(8) The Trustee. Each of the rights, privileges and protections of the Trustee set forth in the Indenture is hereby incorporated by reference. Without limiting the foregoing, the Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture (including the consequences thereof) or, for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

CBS RADIO INC.

By:
Name: Andrew P. Sutor, IV
Title: Executive Vice President

[Signature Page to Second Supplemental Indenture]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By: Deutsche Bank National Trust Company

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Second Supplemental Indenture]

CONSENT SOLICITATION STATEMENT

CBS RADIO INC.

Questions and requests for assistance or additional copies of the Consent Documents, the Indenture and the documents incorporated by reference herein may be directed to the Information Agent at the address and telephone number set forth below. Holders should retain their Notes and not deliver any Notes to the Tabulation Agent or the Information Agent. Duly executed Consents should be sent to the Tabulation Agent at the address set forth below in accordance with the instructions set forth in the Consent Documents:

The Tabulation Agent and the Information Agent for the Consent Solicitation is

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, NY 10005

Attention: Andrew Beck

E-mail: entercom@dfking.com

Toll free: (866) 796-7184

Banks and Brokers call: (212) 269-5550

Facsimile: (212) 709-3328

(For Eligible Institutions only)

Confirmation: (212) 269-5552

By Mail, by Overnight Courier or by Hand:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, NY 10005

Questions and requests for assistance may be directed to the Solicitation Agent at the address and telephone number set forth below. A Holder may also contact its broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Consent Solicitation.

The Solicitation Agent for the Consent Solicitation is:

RBC Capital Markets, LLC

Three World Financial Center

200 Vesey Street, 8th floor

New York, New York 10281

Attn: Liability Management

Telephone: (212) 618-7843

Toll free: (877) 381-2099